UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2016

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard	22102
Tysons, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 245-9675

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2016, upon the recommendation of the Compensation Committee, the Board of Directors (“Board”) of Computer Sciences Corporation (“Company”) approved an extension of the term of employment under the Employment Agreement between the Company and J. Michael Lawrie, the Company’s Chairman, President and Chief Executive Officer (“CEO”), dated February 7, 2012 and amended on August 25, 2016 (the “CEO Employment Agreement”).

The term of employment under the CEO Employment Agreement was scheduled to end on March 31, 2017, unless the parties mutually agreed to an annual extension not less than 6 months prior to the end of the Company’s 2017 fiscal year. As extended by the Board, the term of employment under the CEO Employment Agreement will now end on the earlier of (i) March 31, 2018, or (ii) the date of termination of the CEO’s employment in accordance with the CEO Employment Agreement, unless annually extended again by mutual agreement of the parties not later than September 30, 2017.

All other terms of the CEO Employment Agreement that were in effect prior to the Board’s approval of the extension remain in effect.

The foregoing summary of the material terms of the amendment to the CEO Employment Agreement is qualified by reference to the full text of the August 25, 2016 amendment which is included as Exhibit 10.1 hereto and incorporated by reference herein and to the terms of the CEO Employment Agreement.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is filed herewith.

Exhibit No.	Description
10.1	Amendment to the CEO Employment Agreement dated August 25, 2016, between J. Michael Lawrie and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: August 25, 2016	By: /s/ Paul N. Saleh
Paul N. Saleh
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amendment to the CEO Employment Agreement dated August 25, 2016, between J. Michael Lawrie and the Company.